U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2005.

COMMISSION FILE NUMBER: 333-30364

Avenue Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0200077
(State or jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

17547 Ventura Boulevard

Suite 305

Encino, CA 91316

(Address of principal executive offices)

Registrant's telephone number: (818) 465-1200

Item 1.01 Entry Into Material Definitive Agreement

Effective February 7, 2005, the Registrant completed the transactions contemplated by that certain Separation Agreement and General Release dated as of February 1, 2005 (the "Separation Agreement") between the Registrant and Jonathan Herzog ("Herzog"), the Executive Vice President of the Registrant and a member of its Board of Directors. Pursuant to the Separation Agreement, the Registrant agreed to make a cash payment to Herzog in the amount of $92,250 in recognition of the fact that Herzog deferred salary from December 1, 2004 through February 1, 2005 and in satisfaction of the parties respective obligations under that certain Employment Agreement dated as of September 1, 2002 between the Registrant and Herzog (the "Employment Agreement").

In addition to the cash payment described above, pursuant to the Separation Agreement, Herzog agreed to cause to be delivered to the Registrant a total of 10,000,000 shares of the Registrant's common stock and shall pay the Registrant $125,000 in exchange for the delivery by the Registrant to Herzog of 12,500,000 shares of the common stock of ROO Group, Inc., a Delaware corporation ("ROO"), owned by the Registrant and a cash payment of $125,000.

Upon completion of the transactions contemplated by the Separation Agreement, the Employment Agreement was terminated and Herzog resigned from all positions he held as an officer and director of the Registrant and its subsidiaries.

A copy of the Separation Agreement is filed herewith as Exhibit 99.1.

Item 1.02. Termination of a Material Definitive Agreement.

Effective February 7, 2005, pursuant to the Separation Agreement, the Registrant and Herzog terminated the Employment Agreement. A description of the Separation Agreement and the termination of the Employment Agreement is contained in Item 1.01 of this Current Report on Form 8-K which description is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities

As further described in Section 1.01 of this Current Report, in connection with the transactions contemplated by the Separation Agreement, the Registrant sold 12,500,000 shares of the common stock of ROO to Jonathan Herzog in exchange for 10,000,000 shares of the Registrant's common stock that Herzog caused to be delivered to the Registrant. The sale of the ROO shares to Herzog was made in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The offer and sale of the ROO shares were made to Mr. Herzog who the Registrant believes is an accredited investor as defined in the Act, no general solicitation was made by the Registrant or any person acting on the Registrant's behalf; the securities were sold subject to transfer restrictions and the certificates for those securities contained an appropriate restrictive legend stating that they had not been registered under the Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

New Directors

Effective February 7, 2005, following the resignation of Herzog from the Board of Directors of the Registrant, the Registrant amended its Bylaws to increase the authorized number of directors to four members and the current directors of the Registrant, Levi Mochkin and Yam-Hin (Jim) Tan, appointed Norman J. Singer and Uri A. Bar-Ner to fill the vacancies in the Board. In addition, the Board named Mr. Mochkin, who currently serves as the President and Chief Executive Officer of the Registrant, as Chairman of the Board and appointed Mr. Tan as Secretary of the Registrant.

Terms of Directorship and Consulting Agreement with New Directors

Directorship and Consulting Agreement with Mr. Singer

In connection with the appointment of Mr. Singer to the Board of the Registrant, the Registrant entered into a Directorship and Consulting Agreement dated February 7, 2005 (the "Singer Agreement") with Mr. Singer, pursuant to which Mr. Singer agreed to serve as a director of the Registrant.  Pursuant to the Singer Agreement, Singer shall receive, as compensation for his services as a director of the Registrant, $2,500 payable quarterly in advance plus an option to purchase up to 1,200,000 shares of the Registrant's common stock at $0.06 per share. In the event of the death of Mr. Singer prior to the completion of his second year as a director, all of his stock options shall be deemed to have vested and shall be distributed to the executor of his estate.

In addition, pursuant to the Singer Agreement, Mr. Singer has agreed to provide consulting services to the Registrant on a full-time basis and for an initial term of six months in connection with the promotion and development of the Registrant's oil and gas exploration operations.  As  compensation for his consulting services to the Registrant, Mr. Singer shall receive from the Registrant $10,000 per month payable each month in advance and shall receive options to purchase up to 600,000 shares of the Registrant's common stock at $0.06 per share.  The options granted to Mr. Singer for his consulting services shall vest at the rate of 100,000 shares on the first day of each calendar month commencing on February 1, 2005 and shall be for a term of five years commencing as of the date each block of shares vests.

In addition, under the Singer Agreement, Mr. Singer may resign with or without cause from the Board upon sixty days notice to the Registrant.  In the case of such resignation all further cash or stock compensation shall cease as of the date of notice of resignation.  Further, the Singer Agreement provides that the major founding stockholder of the Registrant, without holding a shareholders’ meeting, may request that Mr. Singer resign from the Board at any time with or without cause after his first full six months of service and such request will be honored; provided however that Mr. Singer shall receive the balance of the cash and stock or stock option compensation contemplated by the Singer Agreement as if Mr. Singer had served  his full first term.

A copy of the Singer Agreement is filed herewith as Exhibit 99.2.

Directorship and Consulting Agreement with Development for Israel, LLC

In connection with the appointment of Mr. Bar-Ner to the Board of the Registrant, the Registrant entered into a Directorship and Consulting Agreement dated February 7, 2005 (the "DFI Agreement") with Development for Israel, LLC, a New York limited liability company ("DFI"), pursuant to which DFI agreed to make available to the Registrant the services of DFI's founder, Mr. Bar-Ner, to serve as a director of the Registrant.   As compensation for the services of Mr. Bar-Ner as a director of the Registrant, DFI shall receive $2,500 payable quarterly in advance plus 100,000 shares of the Registrant's common stock per month for each month Mr. Bar-Ner serves as a director of the Registrant during his first year of service as a director.  In the event of the death of Mr. Bar-Ner prior to the completion of the first year of his service as a director, his entire stock grant of 1,200,000 shares shall be vested in DFI and delivered to DFI or its legal representative.

In addition, under the DFI Agreement, Mr. Bar-Ner may resign with or without cause from the Board upon sixty days notice to the Registrant.  In the case of such resignation all further cash or stock compensation shall cease as of the date of notice of resignation.  Further, the DFI Agreement provides that the major founding stockholder of the Registrant, without holding a shareholders’ meeting, may request that Mr. Bar-Ner resign from the Board at any time with or without cause after his first full six months of service and such request will be honored; provided however that DFI shall receive the balance of the cash and stock or stock option compensation contemplated by the DFI Agreement as if Mr. Bar-Ner had served his full first term.

A copy of the DFI Agreement is filed herewith as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits.

99.1

Separation Agreement dated as of February 1, 2005 by am among the Registrant and Jonathan Herzog.

99.2

Directorship and Consulting Agreement dated February 7, 2005 by and among the Registrant and Norman J. Singer.

99.3

Directorship and Consulting Agreement dated February 7, 2005 by and among the Registrant and Development for Israel, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2005

Avenue Group, Inc.

/s/ LEVI MOCHKIN
By:	Levi Mochkin, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation Agreement dated as of February 1, 2005 by am among the Registrant and Jonathan Herzog.

99.2	Directorship and Consulting Agreement dated February 7, 2005 by and among the Registrant and Norman J. Singer.

99.3	Directorship and Consulting Agreement dated February 7, 2005 by and among the Registrant and Development for Israel, LLC.